SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2009

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

Delaware	33-059-5156
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On December 8, 2009, the Bankruptcy Court approved the disclosure statement of Vermillion, Inc. (the “Company”), as amended, commencing solicitation of votes on the Company’s previously filed amended plan of reorganization. The confirmation hearing to approve the amended plan is scheduled for January 7, 2010, which, if approved, would be expected to allow the Company to exit bankruptcy around the end of January 2010. The record date for determining claims entitled to vote on the plan was December 1, 2009. The voting deadline under the plan (the date by which ballots must be delivered to the Voting Agent — BMC Group, Inc.) is 12:00 PM Eastern Standard Time on January 4, 2010.
Forward-Looking Statements
Certain matters discussed in this Current Report on Form 8-K contain forward-looking statements that involve significant risks and uncertainties, including statements regarding Vermillion’s plans, objectives, expectations and intentions. These forward-looking statements are based on Vermillion’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Vermillion notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. There are no guarantees that Vermillion will succeed in its efforts to commercialize ovarian cancer or OVA1 diagnostics products in 2009 or during any other period of time. Factors that could cause actual results to materially differ include but are not limited to: (1) uncertainty in obtaining intellectual property protection for inventions made by Vermillion; (2) unproven ability of Vermillion to discover, develop, and commercialize ovarian cancer diagnostic products based on findings from its disease association studies; (3) unproven ability of Vermillion to discover or identify new protein biomarkers and use such information to develop ovarian cancer diagnostic products; (4) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its future ovarian cancer diagnostic products; (5) uncertainty of market acceptance of its OVA1 diagnostic test or future diagnostic products, including the risk that its products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for its products from third party payors such as private insurance companies and government insurance plans; (6) uncertainty that Vermillion will successfully license or otherwise successfully partner its products; (7) uncertainty that Vermillion will have the resources to successfully complete its bankruptcy reorganization; (8) uncertainty as to whether operating under Chapter 11 may harm our business; (9) uncertainty as to whether the amended plan of reorganization will be accepted by classes of claims entitled to vote; (10) uncertainty regarding whether Vermillion will be able to obtain confirmation of a Chapter 11 plan of reorganization; (11) uncertainty as to whether Vermillion will be able to emerge from bankruptcy without being liquidated or obtain the necessarily funding to continue as a going concern; (12) uncertainty whether a plan of reorganization may result in holders of our common stock receiving no or limited distributions on account of their interests and cancellation of their common stock; (13) uncertainty whether operating under the U.S. Bankruptcy Code may restrict our ability to pursue our business strategies and identify and develop additional diagnostic products; (14) uncertainty whether the trading in our stock will become significantly less liquid or our ability to relist on shares on the Nasdaq Global Select Market or other national securities exchange; and (15) other factors that might be described from time to time in Vermillion’s filings with the Securities and Exchange Commission. All information in this Current Report is as of the date of the report, and Vermillion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Vermillion’s expectations or any change in events, conditions or circumstances on which any such statement is based, unless required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: December 9, 2009	By:	/s/ Gail S. Page
Gail S. Page
Executive Chair of the Board of Directors